Exhibit 99.1

Contacts:	Randy Belote (Media)
randy.belote@ngc.com
(703) 875-8525

Paul Gregory (Investors)
paul.gregory@ngc.com
(310) 201-1634
Huntington Ingalls Industries, Inc. Form 10 Registration Statement Declared Effective
     LOS ANGELES — March 18, 2011 — Northrop Grumman Corporation (NYSE: NOC) today announced that the Form 10 Registration Statement for the spin-off of its wholly owned subsidiary, Huntington Ingalls Industries, Inc. (HII), has been declared effective by the U.S. Securities and Exchange Commission. The Form 10 includes an Information Statement containing details of the spin-off and important information about HII. The Information Statement will be mailed to Northrop Grumman stockholders prior to the anticipated March 31, 2011, distribution date for the spin-off, and can also be accessed on the investor relations page of the Northrop Grumman website at www.northropgrumman.com.
     Northrop Grumman stockholders of record at the close of business of the New York Stock Exchange (NYSE) on the record date scheduled for March 30, 2011, will receive one share of HII common stock for every six shares of Northrop Grumman common stock held. Stockholders will receive cash in lieu of fractional shares of HII.
     Northrop Grumman is a leading global security company whose 120,000 employees provide innovative systems, products and solutions in aerospace, electronics, information systems, and technical services to government and commercial customers worldwide. Please visit www.northropgrumman.com for more information.
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Statements in this release, other than statements of historical fact, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements due to factors such as: the effect of economic conditions in the United States and globally; access to capital; future sales and cash flows; changes in government and customer priorities and requirements (including government budgetary constraints, shifts in defense spending, changes in import and export policies, and changes in customer short-range and long-range plans); and other risk factors disclosed in our filings with the U.S. Securities and Exchange Commission. There may be other

Huntington Ingalls Industries, Inc. Form 10 Registration Statement Declared Effective
risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business. Any such risks or uncertainties could cause our results to differ materially from those expressed in forward-looking statements.
You should not put undue reliance on any forward-looking statements in this release. These forward-looking statements speak only as of the date of this release and we undertake no obligation to update any forward-looking statements after we distribute this release.
0311-122
Northrop Grumman Corporation
1840 Century Park East • Los Angeles, CA 90067
www.northropgrumman.com/media